Exhibit 3.43

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF LIMITED PARTNERSHIP

OF

BADGER POWER ASSOCIATES, L.P.

It is hereby certified that:

FIRST: The name of the limited partnership (hereinafter called the “Partnership”) is BADGER POWER ASSOCIATES, L.P.

SECOND: Pursuant to provisions of Section 17-202, Title 6, Delaware Code, the Certificate of Limited Partnership is amended as follows:

The names and addresses of the General Partners of the Partnership are as follows:

Badger Power Generation I, LLC	Teton Power Holdings, LLC
c/o ArcLight Capital Holdings, LLC	c/o ArcLight Capital Holdings, LLC
200 Clarendon Street, 55th floor	200 Clarendon Street, 55th floor
Boston, MA 02117	Boston, MA 02117

The undersigned, the General Partners of the Partnership, executed this Certificate of Amendment on May 11, 2004.

BADGER POWER ASSOCIATES, L.P.

By:	Badger Power Generation I, LLC
a General Partner

	By:	/s/ Daniel R. Revers
Daniel R. Revers, President

By:	Teton Power Holdings, LLC
a General Partner

	By:	/s/ Carter A. Ward
Carter A. Ward, Vice President